Exhibit 99.2

MBL Bank
Dear Customer:

We are pleased to announce that the Boards of Directors of MBL Bank, Minden Mutual Holding Company and Minden Bancorp, Inc. have voted unanimously in favor of a plan of conversion and reorganization whereby Minden Mutual Holding Company will convert from the mutual holding company form to the full stock form of organization. As part of this plan, the shares of common stock owned by the existing shareholders of Minden Bancorp (other than Minden Mutual Holding Company) will be exchanged for shares of common stock of a newly formed Louisiana corporation also called Minden Bancorp, Inc.  We are converting, among other reasons, to eliminate some of the uncertainties associated with the recently enacted financial regulatory reforms and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.

The Proxy Card
To accomplish the conversion and reorganization, your participation is extremely important.  On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization.  Please support us by returning your proxy by mail using the enclosed postage-paid envelope marked “PROXY RETURN.”  If you have more than one account, you may receive more than one proxy.  Please vote by returning all proxy cards received.

If the plan of conversion and reorganization is approved, let me assure you that:
●	deposit accounts will continue to be federally insured to the maximum extent permitted by law;
●	existing deposit accounts and loans will not undergo any change; and
●	voting for approval will not obligate you to buy any shares of common stock.

The Stock Offering
As a qualifying account holder, you may take advantage of your nontransferable rights to subscribe for shares of Minden Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering of Minden Bancorp, Inc. and our operations.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Minden Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Minden Bancorp, Inc. Stock Information Center located at MBL Bank’s main office, 100 MBL Bank Dr., Minden, LA 71055.  Stock order forms will not be accepted at any office other than the main office.  Your order must be physically received (not postmarked) by Minden Bancorp, Inc. no later than 4:00 p.m., Central time, on ______, _________ __, 2010.  Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (318) 371-4122, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central time.  Please note that the Stock Information Center will be closed from 12:00 noon ___day, November __rd, through 12:00 noon ___day, November __th, in observance of the Thanksgiving holiday.

Sincerely,

Jack E. Byrd Jr.
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by MBL Bank, Minden Mutual Holding Company, Minden Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

MBL Bank

Dear Customer:

We are pleased to announce that the Boards of Directors of MBL Bank, Minden Mutual Holding Company and Minden Bancorp, Inc. have voted unanimously in favor of a plan of conversion and reorganization whereby Minden Mutual Holding Company will convert from the mutual holding company form to the full stock form of organization. As part of this plan, the shares of common stock owned by the existing shareholders of Minden Bancorp (other than Minden Mutual Holding Company) will be exchanged for shares of common stock of a newly formed Louisiana corporation also called Minden Bancorp, Inc.  We are converting, among other reasons, to eliminate some of the uncertainties associated with the recently enacted financial regulatory reforms and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.

To accomplish the conversion and reorganization, your participation is extremely important.  On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization.  Please support us by returning your proxy by mail using the enclosed postage-paid envelope marked “PROXY RETURN.”  If you have more than one account, you may receive more than one proxy.  Please vote by returning all proxy cards received.

If the plan of conversion and reorganization is approved let me assure you that:

●	deposit accounts will continue to be federally insured to the maximum extent permitted by law; and
●	existing deposit accounts and loans will not undergo any change.

We regret that we are unable to offer you common stock in the subscription offering because the laws of your state or jurisdiction require us to register (1) the to-be-issued common stock of Minden Bancorp, Inc. or (2) an agent of MBL Bank to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (318) 371-4122, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central time.  Please note that the Stock Information Center will be closed from 12:00 noon ___day, November __rd, through 12:00 noon ___day, November __th, in observance of the Thanksgiving holiday.

Sincerely,

Jack E. Byrd Jr.
President and Chief Executive Officer
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by MBL Bank, Minden Mutual Holding Company, Minden Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

MBL Bank

Dear Friend of MBL Bank:

We are pleased to announce that the Boards of Directors of MBL Bank, Minden Mutual Holding Company and Minden Bancorp, Inc. have voted unanimously in favor of a plan of conversion and reorganization whereby Minden Mutual Holding Company will convert from the mutual holding company form to the full stock form of organization. As part of this plan, the shares of common stock owned by the existing shareholders of Minden Bancorp (other than Minden Mutual Holding Company) will be exchanged for shares of common stock of a newly formed Louisiana corporation also called Minden Bancorp, Inc.  We are converting, among other reasons, to eliminate some of the uncertainties associated with the recently enacted financial regulatory reforms and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.

As a former account holder, you may take advantage of your nontransferable right to subscribe for shares of Minden Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering of Minden Bancorp, Inc. and our operations.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Minden Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Minden Bancorp, Inc. Stock Information Center located at MBL Bank’s main office, 100 MBL Bank Dr., Minden, LA 71055.  Stock order forms will not be accepted at any office other than the main office.  Your order must be physically received (not postmarked) by Minden Bancorp, Inc. no later than 4:00 p.m., Central time, on ______, _________ __, 2010.  Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (318) 371-4122, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central time.  Please note that the Stock Information Center will be closed from 12:00 noon ___day, November __rd, through 12:00 noon ___day, November __th, in observance of the Thanksgiving holiday.

Sincerely,

Jack E. Byrd Jr.
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by MBL Bank, Minden Mutual Holding Company, Minden Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

Minden Bancorp, Inc.

Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with the stock offering by Minden Bancorp, Inc.

This information packet includes the following:

PROSPECTUS:  This document provides detailed information about the operations of MBL Bank and Minden Bancorp, Inc. and the proposed stock offering by new Minden Bancorp, Inc.  Please read it carefully before making an investment decision.

STOCK ORDER FORM:  Use this form to subscribe for shares of common stock and return it to Minden Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Minden Bancorp, Inc. Stock Information Center located at MBL Bank’s main office, 100 MBL Bank Dr., Minden, LA 71055.  Stock order forms will not be accepted at any office other than the main office.  Your order must be physically received (not postmarked) by Minden Bancorp, Inc. no later than 4:00 p.m., Central time, on ______, _________ __, 2010.

We are pleased to offer you this opportunity to become one of our shareholders.  If you have any questions regarding the stock offering or the prospectus, please call our Stock Information Center at (318) 371-4122, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central time.  Please note that the Stock Information Center will be closed from 12:00 noon ___day, November __rd, through 12:00 noon ___day, November __th, in observance of the Thanksgiving holiday.

Sincerely,

Jack E. Byrd Jr.
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by MBL Bank, Minden Mutual Holding Company, Minden Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

Sandler O’Neill & Partners, L.P.

Dear Customer of MBL Bank:

At the request of MBL Bank, Minden Bancorp, Inc. and Minden Mutual Holding Company, we have enclosed material regarding the offering of common stock of Minden Bancorp, Inc.  The material is offered in connection with the conversion and reorganization of Minden Mutual Holding Company from the mutual holding company form to the full stock form of organization.  These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Minden Bancorp, Inc.

Please read the prospectus carefully before making an investment decision.  If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares to Minden Bancorp, Inc. by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Minden Bancorp, Inc. Stock Information Center located at MBL Bank’s main office, 100 MBL Bank Dr., Minden, LA 71055.  Stock order forms will not be accepted at any office other than the main office.  Your order must be physically received (not postmarked) by Minden Bancorp, Inc. no later than 4:00 p.m., Central time, on ______, _________ __, 2010.

If you have any questions after reading the enclosed material, please call the Stock Information Center at (318) 371-4122, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central time, and ask for a Sandler O’Neill representative.  Please note that the Stock Information Center will be closed from 12:00 noon ___day, November __rd, through 12:00 noon ___day, November __th, in observance of the Thanksgiving holiday.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by MBL Bank, Minden Mutual Holding Company, Minden Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

[Cover page]
MBL Bank
Questions & Answers About the Conversion and Reorganization

Questions & Answers
About the Conversion and Reorganization

We are pleased to announce that the Boards of Directors of MBL Bank, Minden Mutual Holding Company and Minden Bancorp, Inc. have voted unanimously in favor of a plan of conversion and reorganization whereby Minden Mutual Holding Company will convert from the mutual holding company form to the full stock form of organization. The plan is subject to the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by the members of Minden Mutual Holding Company (depositors of MBL Bank) at a special meeting of members. The plan must also be approved by Minden Bancorp, Inc. shareholders by at least two-thirds of the outstanding shares of common stock of Minden Bancorp, Inc., including at least a majority of the outstanding shares of common stock owned by shareholders other than Minden Mutual Holding Company.

Your vote is very important.   If you have more than one account, you may receive more than one proxy.  Please vote today by returning all proxy cards received.

Your Board of Directors urges you to vote “FOR” the conversion and reorganization and return your proxy today.

Effect on Deposits and Loans

Q.	Will the conversion affect any of my deposit accounts or loans?
A.
No.  The conversion will have no effect on the balance or terms of any deposit account.  Your deposits will continue to be federally insured to the fullest extent permissible.  The terms, including interest rates, of your loans with us will also be unaffected by the conversion.

About Voting

Q.           Who is eligible to vote on the conversion?
A.	Depositors of MBL Bank as of the close of business on ______ __, 2010 (the “Voting Record Date”) are eligible to vote at the special meeting of members.

Q.           How do I vote my proxy?
A.
You may vote by mailing your signed proxy card(s) in the postage-paid envelope marked “PROXY RETURN.”  Should you choose to attend the special meeting of members to be held on ______ __, 2010, and decide to change your vote, you may do so by revoking any previously executed proxy.

Q.           Am I required to vote?
A.	No. Voting members are not required to vote. However, because the conversion will produce a fundamental change in MBL Bank’s corporate structure, the Board of Directors encourages all members to vote.

Q.           Why did I receive several proxies?
A.
If you have more than one account, you may have received more than one proxy, depending upon the ownership structure of your accounts.  Please vote, sign, date and return all proxy cards that you received.

Q.	Does my vote for the conversion mean that I must buy common stock of Minden Bancorp, Inc.?
A.	No. Voting for the plan of conversion and reorganization does not obligate you to buy shares of common stock of Minden Bancorp, Inc.

Q.	Are two signatures required on the proxy card for a joint account?
A.	Only one signature is required on a proxy card for a joint account.

Q.	Who should sign proxies for trust or custodian accounts?
A.	The trustee or custodian must sign proxies for such accounts, not the beneficiary.

Q.	I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?
A.	Yes. Please indicate on the card the capacity in which you are signing.

About The Common Stock

Investment in common stock involves certain risks.  For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus.

Q.	Who can purchase stock?
A.	The common stock of Minden Bancorp, Inc., a new Louisiana corporation, will be offered in the subscription offering in the following order of priority:
1)	Eligible Account Holders - depositors of MBL Bank with accounts totaling $50 or more as of June 30, 2009;
2)	MBL Bank’s employee stock ownership plan;
3)	Supplemental Eligible Account Holders - depositors of MBL Bank with accounts totaling $50 or more as of _____ __, 2010; and
4)	Other members - depositors of MBL Bank with accounts as of _____ __, 2010.

Common stock that is not sold in the subscription offering, if any, will be offered to certain members of the general public in a community offering, with priority to natural persons, including trusts of natural persons, residing in Webster Parish and then to Minden Bancorp, Inc. shareholders as of _____ __, 2010.

Q.	Am I guaranteed to receive shares by placing an order?
A.
No.  It is possible that orders received during the offering period will exceed the number of shares being sold.  Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders.  If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.           Will any account I hold with the Bank be converted into stock?
A.	No. All accounts remain as they were prior to the conversion.

Q.	How many shares of stock are being offered, and at what price?
A.
Minden Bancorp, Inc. is offering for sale a minimum of 1,105,000 shares and a maximum of 1,495,000 shares of common stock at a subscription price of $10 per share.  Under certain circumstances, Minden Bancorp, Inc. may increase the maximum and sell up to 1,719,250 shares.

Q.	How much stock can I purchase?
A.
The minimum purchase is $250 (25 shares).  As more fully discussed in the plan of conversion and reorganization and in the prospectus, the maximum purchase by any person in the subscription or community offering is $400,000 (40,000 shares); in addition, no person by himself or herself or with an associate or group of persons acting in concert, may purchase more than $550,000 (55,000 shares) of common stock in the offering.

Q.	How do I order stock?
A.
If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares, to Minden Bancorp, Inc. by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Minden Bancorp, Inc. Stock Information Center located at MBL Bank’s main office, 100 MBL Bank Dr., Minden, LA 71055.  Stock order forms will not be accepted at any office other than the main office.  Your order must be physically received (not postmarked) by Minden Bancorp, Inc. no later than 4:00 p.m., Central time, on ______, _________ __, 2010.  Please read the prospectus carefully before making an investment decision.

Q.	How can I pay for my shares of stock?
A.
You can pay for the common stock by check, money order, or withdrawal from your deposit account or certificate of deposit at MBL Bank.  Checks and money orders must be made payable to Minden Bancorp, Inc.  Withdrawals from a deposit account or a certificate of deposit at MBL Bank to buy shares of common stock may be made without penalty.  Cash may only be used if delivered in person to the Stock Information Center located at MBL Bank’s main office.

Q.	Can I use my MBL Bank home equity line of credit to subscribe for shares of common stock?
A.	No. MBL Bank cannot knowingly lend funds to anyone for them to subscribe for shares. This includes the use of funds available through a MBL Bank home equity line of credit.

Q.	When is the deadline to subscribe for stock?
A.	An executed stock order form with the required full payment must be physically received (not postmarked) by Minden Bancorp, Inc. no later than 4:00 p.m., Central time on ______, _________ __, 2010.

Q.	Can I subscribe for shares using funds in my IRA at MBL Bank?
A.
No. Federal regulations do not permit the purchase of common stock with your existing IRA or other qualified retirement plan at MBL Bank.  To use these funds to subscribe for common stock, you need to establish a “self directed” trust account with an unaffiliated trustee.  The transfer of these funds takes time, so please make arrangements as soon as possible.  However, if you intend to use other funds to subscribe for common stock due to your eligibility as an IRA account holder, you need not close and transfer the IRA account. Please call our Stock Information Center if you require additional information.

Q.	Can I subscribe for shares and add someone else who is not on my account to my stock registration?
A.
No. Federal regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights and could result in legal action against you.

Q.	Can I subscribe for shares in my name alone if I have a joint account?
A.	Yes.

Q.	Will payments for common stock earn interest until the conversion closes?

A.
Yes. Any payment made in cash or by check or money order will earn interest at MBL Bank’s passbook rate from the date of receipt to the completion or termination of the conversion.  Depositors who elect to pay for their common stock by a withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?
A.
After the conversion and reorganization, we intend to continue to pay quarterly cash dividends.  However, no assurance can be given that we will continue to pay dividends, that they will be at a level substantially consistent with the current level or that they will not be reduced or eliminated in the future.

Q.	Will my stock be covered by deposit insurance?
A.	No.

Q.	Where will the stock be traded?
A.
Minden Bancorp’s common stock is currently quoted on the OTC Bulletin Board under the symbol “MDNB.”  We expect that the common stock of the new Minden Bancorp will also be quoted on the OTC Bulletin Board using the same symbol following completion of the offering.  However, the symbol may not be the same.

Q.	Can I change my mind after I place an order to subscribe for stock?
A.	No. After receipt, your order may not be modified or withdrawn.

Q.	What happens to the Minden Bancorp, Inc. shares I currently own?
A.
The shares of common stock owned by the existing shareholders of Minden Bancorp (other than Minden Mutual Holding Company) will be exchanged for shares of common stock of a newly formed Louisiana corporation also called Minden Bancorp, Inc., based on an exchange ratio.  The actual number of shares you receive will depend upon the number of shares we sell in our offering which will determine the final exchange ratio which will range between 1.3811 and 1.8685 shares for each share of Minden Bancorp stock you own, subject to increase up to 2.1488 shares if the offering is increased.

Additional Information

Q.	What if I have additional questions or require more information?
A.
Minden Bancorp, Inc.’s proxy statement and the prospectus that accompanies this brochure describe the conversion in detail.  Please read the proxy statement and prospectus carefully before voting or subscribing for stock.   If you have any questions after reading the enclosed material, you may call our Stock Information Center at (318) 371-4122, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central time.  Additional material may only be obtained from the Stock Information Center.  Please note that the Stock Information Center will be closed from 12:00 noon _day, November _rd, through 12:00 noon _day, November _th, in observance of the Thanksgiving holiday.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by MBL Bank, Minden Mutual Holding Company, Minden Bancorp, Inc.,  the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

MBL Bank

Dear Member:

As a follow-up to our recent mailing, this is to remind you that your vote is very important.

We are pleased to announce that the Boards of Directors of MBL Bank, Minden Mutual Holding Company and Minden Bancorp, Inc. have voted unanimously in favor of a plan of conversion and reorganization whereby Minden Mutual Holding Company will convert from the mutual holding company form to the full stock form of organization. As part of this plan, the shares of common stock owned by the existing shareholders of Minden Bancorp (other than Minden Mutual Holding Company) will be exchanged for shares of common stock of a newly formed Louisiana corporation also called Minden Bancorp, Inc.  We are converting, among other reasons, to eliminate some of the uncertainties associated with the recently enacted financial regulatory reforms and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.

To accomplish the conversion and reorganization, your participation is extremely important.  On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization.  Please support us by returning your proxy by mail using the enclosed postage-paid envelope marked “PROXY RETURN.” If you have more than one account, you may receive more than one proxy.  Please vote by returning all proxy cards received.

If the plan of conversion and reorganization is approved, let me assure you that:

●	deposit accounts will continue to be federally insured to the maximum extent permitted by law;
●	existing deposit accounts and loans will not undergo any change; and
●	voting for approval will not obligate you to buy any shares of common stock.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (318) 371-4122, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central time.

Sincerely,

Jack E. Byrd Jr.
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by MBL Bank, Minden Mutual Holding Company, Minden Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

PROXY REQUEST

Logo

WE NEED YOUR VOTE

Dear Member:

Your vote on our plan of conversion and reorganization has not yet been received.  Your vote is very important to us.  Please vote and mail the enclosed proxy today.  If you have more than one account, you may receive more than one proxy. Please complete and mail all proxies you receive.

Remember:  Voting does not obligate you to buy stock.  Your Board of Directors has approved the plan of conversion and reorganization and urges you to vote in favor of the conversion and reorganization.  Your deposit accounts or loans with MBL Bank will not be affected in any way. Deposit accounts will continue to be federally insured to the legal maximum.

Please vote by completing and mailing your signed proxy card in the enclosed postage-paid envelope.  If you have any questions, please call our Stock Information Center at (318) 371-4122, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central time.

Sincerely,

Jack E. Byrd Jr.
President and Chief Executive Officer

MINDEN MUTUAL HOLDING COMPANY	REVOCABLE PROXY

☑ Please vote by marking one of the boxes as shown. 1. Approval of the Plan of Conversion and Reorganization of Minden Mutual Holding Company. FOR ☐ AGAINST ☐

 The undersigned hereby acknowledges receipt of a Notice of Special Meeting of the Members of Minden Mutual Holding Company called for ________, 2010 and a Proxy Statement for the special meeting prior to the signing of this Proxy.

è
Signature                                                                                           Date

Joint accounts require only one signature.

NOTE: PLEASE SIGN, DATE AND PROMPTLY RETURN ALL PROXY CARDS IN THE ENCLOSED POSTAGE-PAID PROXY RETURN ENVELOPE The Board of Directors recommends a vote “FOR” the proposal.

é
DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION

VOTE BY MAIL
DETACH THE PROXY CARD ABOVE ☑ VOTE, SIGN, DATE & RETURN THE CARD IN THE ENCLOSED [color] PROXY RETURN ENVELOPE
YOU MAY RETURN ALL PROXY CARDS RECEIVED IN ONE ENVELOPE

VOTING “FOR” THE CONVERSION AND REORGANIZATION DOES NOT OBLIGATE  YOU TO BUY STOCK AND
DOES NOT AFFECT THE TERMS OR DEPOSIT INSURANCE ON YOUR ACCOUNTS

PLEASE SUPPORT US BY VOTING “FOR” AND RETURNING ALL PROXY CARDS RECEIVED.
IF YOU HAVE MORE THAN ONE ACCOUNT, YOU MAY RECEIVE MORE THAN ONE PROXY
 DEPENDING ON THE OWNERSHIP STRUCTURE OF YOUR ACCOUNTS

MINDEN MUTUAL HOLDING COMPANY	REVOCABLE PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MINDEN MUTUAL HOLDING COMPANY FOR USE ONLY AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON ____________, 2010 AND ANY ADJOURNMENT THEREOF.

The undersigned, being a member of Minden Mutual Holding Company, hereby authorizes the Board of Directors of Minden Mutual Holding Company, or any of their successors, as proxies, with full powers of substitution, to represent the undersigned at the special meeting to be held at the main office of Minden Mutual Holding Company, located at 100 MBL Bank Drive, Minden, Louisiana on _____, _______, 2010, at __:00 a.m. Central time, and at any adjournment of said meeting, and there at to act with respect to all votes that the undersigned would be entitled as indicated on the reverse side to cast, if then personally present, as follows:

(1)  Approval of a Plan of Conversion and Reorganization and the transactions contemplated thereby pursuant to which, in a series of substantially simultaneous and interdependent transactions:  (i) Minden Mutual Holding Company will merge with and into Minden Bancorp, a federal corporation with Minden Bancorp being the surviving entity; (ii) Minden Bancorp will merge with and into Minden Bancorp, Inc., a Louisiana-chartered stock corporation  recently formed to be the holding company for MBL Bank with the new holding company as the surviving entity; and (iii) the outstanding shares of common stock of the existing Minden Bancorp, Inc. (other than those held by Minden Mutual Holding Company which will be canceled) will be converted into shares of common stock of the new holding company pursuant to an exchange ratios.

(2)  To vote, in their discretion, upon such other business as may properly come before the special meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.

This proxy, if executed, will be voted FOR adoption of the Plan of Conversion and Reorganization if no choice is made herein.  Any member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of Minden Mutual Holding Company either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the special meeting.

PLEASE  SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED PROXY RETURN ENVELOPE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE PLANOF CONVERSION AND REORGANIZATION.
 NOT VOTING IS THE EQUIVALENT OF VOTING “AGAINST” THE PROPOSAL.  PLEASE VOTE ALL CARDS THAT YOU RECEIVE.  NONE ARE DUPLICATES.

 (Continued and to be signed on the reverse side)

é
DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION

VOTING “FOR” THE CONVERSION AND REORGANIZATION DOES NOT OBLIGATE  YOU TO BUY STOCK AND
DOES NOT AFFECT THE TERMS OR DEPOSIT INSURANCE ON YOUR ACCOUNTS

PLEASE SUPPORT US BY VOTING “FOR” AND RETURNING ALL PROXY CARDS RECEIVED.
IF YOU HAVE MORE THAN ONE ACCOUNT, YOU MAY RECEIVE MORE THAN ONE PROXY
 DEPENDING ON THE OWNERSHIP STRUCTURE OF YOUR ACCOUNTS

Read This First
Office of Thrift Supervision Guidance for Accountholders

Your financial institution is in the process of selling stock to the public, in either a mutual-to-stock conversion or a stock issuance by a subsidiary of a mutual holding company.  As an accountholder at this institution, you have certain priority subscription rights to purchase stock in the offering.  These priority subscription rights are non-transferable.  If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others.  Such arrangements violate federal regulations.  If you participate in these schemes, you are breaking the law and may be subject to prosecution.  If someone attempts to persuade you to participate in such a scheme, please contact the Office of Thrift Supervision (OTS), Consumer Response Center at (800) 842-6929.  The OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally?  Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering.  In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person.  You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

Below is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary.  If you have questions, please contact the Stock Information Center listed elsewhere in the literature you are receiving.  Alternatively, you can contact us at: ombudsman@ots.treas.gov.

What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in a conversion offering, or a stock offering by a subsidiary of a mutual holding company, include the following:

●
Know the Rules — By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion.  Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

●
“Neither a Borrower nor a Lender Be” — If someone offers to lend you money so that you can participate — or participate more fully — in a conversion, be extremely wary.  Be even more wary if the source of the money is someone you do not know.  The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

●
Watch Out for Opportunists — The opportunist may tell you that he or she is a lawyer — or a consultant or a professional investor or some similarly impressive tale — who has experience with similar mutual conversion transactions.  The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate.  They might tell you that they have done scores of these transactions and that this is simply how they work.  Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate.  They may also tell you that you have no risk in the transaction.  The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

●
Get the Facts from the Source — If you have any questions about the securities offering, ask the savings bank or savings association for more information.  If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper.  You may be able to find helpful resources on the institution’s website or by visiting a branch office.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

An Invitation	Community Meetings

We cordially invite you to attend one of our community meetings to learn more about the opportunity to purchase newly issued shares from our proposed holding company, Minden Bancorp, Inc.

❖   Members of senior management will discuss MBL Bank’s operations, past performance and financial history.

❖   You will be able to meet one-on-one with MBL Bank officers to ask questions.

❖   There will be no sales pressure.  You will receive Minden Bancorp, Inc. stock offering materials.  Then you decide if the stock purchase matches your investment objectives.

Community meetings have been scheduled in _______. For meeting times and to make a reservation, or to receive a prospectus and a stock order form, please call our Stock Information Center at (318) 371-4122 Monday through Friday, 10:00 a.m. to 4:00 p.m., Central time.

Minden Bancorp, Inc. (logo)
Proposed Holding Company for
MBL Bank

Day, Month __
Location
Address
City, State Zip Code

❖

Day, Month __
Location
Address
City, State Zip Code

Minden Bancorp, Inc.
(logo)

Proposed Holding Company for
MBL Bank

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by MBL Bank, Minden Mutual Holding Company, Minden Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

MBL Bank
LOGO

Please Support Us

Vote Your Proxy Card Today

If you have more than one account, you may have received more than one proxy depending upon the ownership structure of your accounts.  Please vote, sign and return all proxy cards that you received.

MBL Bank

_______________, 2010

Dear __________:

The Boards of Directors of MBL Bank, Minden Mutual Holding Company and Minden Bancorp, Inc. have voted unanimously in favor of a plan of conversion and reorganization, whereby Minden Mutual Holding Company will convert from the mutual holding company form to the full stock form of organization.

To learn more about the stock offering you are cordially invited to join members of our senior management team at a community meeting to be held at _______on___ at __ _._, Central time.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our conversion and reorganization, please call our Stock Information Center at (318) 371-4122, Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m., Central time.

Sincerely,

Jack E. Byrd Jr.
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by MBL Bank, Minden Mutual Holding Company, Minden Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

Minden Bancorp, Inc. (logo) An Invitation To Attend a Community Meeting

Minden Bancorp, Inc. is offering shares of its common stock in connection with the conversion of Minden Mutual Holding Company into the full stock form of organization.

1,105,000 to 1,495,000 shares, subject to increase to 1,719,250 shares of Minden Bancorp, Inc. are being offered at a price of $10.00 per share.

If you would like to learn more about our stock offering, or would like to attend a community meeting, we invite you to obtain a prospectus and offering material by calling our Stock Information Center at (318) 371-4122, Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m. Central time.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by MBL Bank, Minden Mutual Holding Company, Minden Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.